ARTICLES OF INCORPORATION

BUFFALO PREMIUM INCOME FUND, INC.

FIRST:   I, the undersigned, John G. Dyer, whose Post-Office
address is L-36 Route 1, Lake Lotawana, Missouri, 64086, being at least twenty-one years of age, do, under and by virtue of the general laws of the state of Maryland authorizing the formation of corporations, associate myself as Incorporator with the
intention of forming a corporation (hereinafter called the
"Corporation").

SECOND:   The name of the Corporation is BUFFALO PREMIUM INCOME
FUND, INC.

THIRD:   The purpose for which the Corporaton is formed is to
act as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended, and to exercise and enjoy all of the powers, rights and privileges
granted to, or conferred upon, corporations of a similar
character by the general laws of the state of Maryland now or hereafter in force.

FOURTH:   The Post-Office address of the principal office of
the Corporation in this state is CIO the Corporation Trust
incorporated, 32 South Street, Baltimore, Maryland, 21202. The
name of the Resident Agent of the Corporation in this state is the Corporation Trust Incorporated, a corporation of this state, and the Post-office address of the Resident Agent is 32 South
Street, Baltimore, Maryland, 21202.

FIFTH:   The total number of shares of all classes of stock
which the Corporation shall have authority to issue is 10,000,000 shares of a par value of one dollar ($1.00) per share and an aggregate par value of $10,000,000. The number of the shares of stock of each class is such number, if any, of shares of unissued stock as is classified or reclassified into such class by the
Corporation's Board of Directors pursuant to the authority
contained in Section 2-105 of the Maryland General Law as filed by the Corporation as Articles Supplementary under Section 2-208 of the Maryland General Corporation Law (or any successor
provisions). The Board of Directors of the Corporation shall have the power to classify or reclassify unissued shares into one or more classes which together with the issued shares of stock of the corporation shall have such designations as the board may determine and (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or other
applicable law or regulation) shall have such preferences,
conversion or other rights, voting powers, restrictions,
limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics as the Board may
determine (or in the absence of contrary determination, such as

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set forth herein). At any time when there are no shares
outstanding or subscribed for a particular class previously
established and designated by the Board of Directors, the class may be liquidated by similar means. If the Board so determines, one or more classes of stock may be treated for all purposes other than dividends as if all shares of such classes were shares of one class. The dividends payable to the holders of any class
(subject to any applicable rule, regulation or order of the
Securities and Exchange Commission or any other applicable law or regulation) shall be determined by the Board and need not be individually declared, but may be declared and paid in accordance with a formula adopted by the Board. Each share of a class shall have equal rights with each other share of that class of stock with respect to the assets of the Corporation pertaining to that class. Any fractional shares of capital stock issued by the
corporation shall have proportionately, all the rights of full shares. Except as otherwise provided herein, all references in these articles of incorporation to capital stock or class of stock shall apply without discrimination to the shares of each class of stock.

(A)   The holders of each share of stock of the Corporation
shall be entitled to one vote for each full share, and a
fractional vote for each fractional share of stock, irrespective of the class then standing in his or her name in the books of the
Corporation. On any matter submitted to a vote of shareholders, all shares of the Corporation then issued and outstanding and entitled to vote, irrespective of the class, shall be voted in the aggregate and not by class, except (1) when otherwise
expressly provided by the Maryland General Corporation Law or (2)
when required by the Investment Company Act of 1940, as amended, shares shall be voted by individual class; and (3) when the
matter does not affect any interest of a particular class, then only shareholders of the affected class or classes shall be
entitled to vote thereon.

(B)   Each class of stock of the Corporation shall have the
following powers, preferences and participating, voting, or other special rights and the qualifications, restrictions, and
limitations thereof shall be as follows:

(1)   All consideration received by the Corporation
for the issue or sale of stock of each class, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the class of shares of stock with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation
thereof and any assets derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to'1 such class.

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(2)   The Board of Directors may from time to time
declare and pay dividends or distributions, in stock or in cash, on any or all classes of stock, the amount of such dividends and the payment of them being wholly in the discretion of the Board of Directors.

   (I)   Dividends or distributions on
shares of any class of stock shall be paid only out of earnings, surplus, or other lawfully available assets belonging to such class.

   (II) Inasmuch as one goal of the
corporation is to qualify as a "regulated investment company"
under the Internal Revenue Code of 1986, as amended, or any
successor or comparable statute thereto, and regulations
promulgated thereunder; and inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books of the corporation, the
Board of Directors shall have the power in its discretion to distribute in any fiscal year as dividends, including designated in whole or in part as capital gain distributions, amounts
sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid liability for the Corporation for federal income tax in respect of that year.

(3)   In the event of the liquidation or
dissolution of the Corporation, shareholders of each class shall be entitled to receive, as a class, out of the assets of the
Corporation available for distribution to shareholders, but other than general assets not belonging to any particular class of stock, the assets belonging to such class; and the assets so distributable to the shareholders of any class shall be
distributed among such shareholders in proportion to the number of shares of such class held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular class of stock and available for distribution, such distribution shall be made to the holders of stock of all classes in proportion to the asset value of the respective classes determined as hereinafter provided.

(4)   The assets belonging to any class of stock
shall be charged with the liabilities in respect to such class, and shall also be charged with its share of the general
liabilities of the Corporation, in proportion to the asset value of the respective classes determined as hereinafter set out. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued expenses and
reserves, as to the allocation of the same as to a given class, and as to whether the same or general assets of the Corporation are allocable to one or more classes.

(C)   Each holder of any class of stock of the Corporation,
who shall surrender his certificate in good delivery form to the
Corporation or who, if the shares in question are not represented by certificates, shall deliver to the Corporation a

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written request in good order signed by the shareholder, shall be entitled to require the Corporation, to the extent that the class of stock in question has assets lawfully available therefor and out of such assets, but not otherwise, to redeem all or any part of the shares of such stock standing in the name of such holder on the books of the Corporation, at the net asset value of such shares, determined in the manner and as of the time, and payable as provided in the Investment Company Act of 1940, as amended.
The Corporation shall make payment for any such shares to be redeemed as aforesaid, in cash, or if in the opinion of the Board of Directors, which shall be conclusive, conditions exist which make payment wholly in cash unwise or undesirable, the
Corporation may make payment wholly or partly in securities
belonging to the class to provide for such redemption by it of the shares of such class.

   (1)   The Board of Directors of the
Corporation may, in accordance with the Investment Company Act of
1940, as amended, suspend the right of the holders of any class of stock of the Corporation to require the Corporation to redeem shares of such class.

   (2)   The Board of Directors, in the economic
best interest of the Corporation and in order to reduce the
disproportionately burdensome expenses in servicing shareholder accounts, may from time to time, establish uniform standards with respect to the minimum value of a stockholder account or a
minimum investment which may be made by a stockholder. The Board of Directors, by resolution and without the vote or consent of stockholders, may require that the aggregate net asset value of a stockholder account shall not be- less than the minimum initial investment requirement of the Corporation at the time of the resolution. The resolution may authorize the Corporation to
close those stockholder accounts not meeting the specified
minimum standards of value by redeeming all of the shares in such accounts, provided there is mailed to each affected stockholder account, at least sixty (60) days prior to the planned redemption date, a notice setting forth the minimum account size requirement and the date on which the account will be closed if the minimum size requirement is not met prior to said closing date.

(D)   Each holder of any class of stock of the Corporation,
who surrenders his certificate in good delivery form to the
Corporation or, if the shares in question are not represented by certificates, who delivers to the Corporation a written request in good order signed by the shareholder, shall be entitled to convert the shares in question on the basis hereinafter set
forth, into shares of stock of any other class of the
Corporation. The Corporation shall determine the net asset
value, as hereinafter defined, of the shares to be converted and shall deduct therefrom such conversion cost, hereinafter
described and within five (5) business days after such surrender and payment, shall issue to the shareholder such number of shares of stock of the class desired taken at the net asset value
thereof determined in the same manner and at the same time as that of the shares surrendered, which shall equal the net asset

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value of the shares surrendered less conversion cost as. aforesaid.
Any amount representing a fraction of a share may be paid in cash at the option of the Corporation. The conversion cost above
mentioned shall be determined by adding a transaction charge as determined by the Board of Directors. The transaction charge may be paid and/or assigned by the Corporation to the underwriter and/or any other agency, as it may elect. Upon any conversion taking place, proper transfer shall be made between the assets belonging to the respective classes of stock. The Board of
Directors may limit this conversion privilege to shares which have been held for such reasonable period of time as the Directors may determine.

(E)   The aggregate net asset value per share of a class of
the Corporation's capital stock shall be determined in accordance with the Investment Company Act of 1940, as amended, and with generally accepted accounting principles, by adding the market or appraised value of all securities, cash and other assets of the
Corporation pertaining to that class, subtracting the liabilities determined by the Board of Directors to be applicable to that class, and dividing the net result by the number of shares of the class outstanding. Securities and other investments and assets will be valued at fair value as determined in good faith by the
Board of Directors.

SIXTH:   The shares of stock of the Corporation may be issued
to such persons and at such prices from time to time as the Board of Directors may determine. Such issuance shall be on a non-
assessable basis. No holder of shares of stock shall have pre-
emptive rights and the Corporation shall have the right to issue and sell to any person or persons and shares of its stock or any option rights exercisable for, or securities convertible into shares of its stock without first offering such shares, rights or securities to the holders of any shares.

SEVENTH:   The number of Directors of the Corporation and their
terms of office shall be determined from time to time by the
Directors pursuant to the by-laws of the Corporation. Such number initially shall be seven and shall never be less than three. The names of the initial Directors are:

Larry D. Armel
John C. Kornitzer
Stephen S. Soden
Robert H. Lange
Francis C. Rood
William H. Russell
H. David Rybolt

who shall serve until their respective successors are elected and qualified.

(A)   If a vacancy occurs on the Board of Directors by
reason of death, resignation, or otherwise, the Board of Directors may fill such vacancy for the remainder of the unexpired term by majority vote of the remaining directors;

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provided that after filling any such vacancy, at least two thirds of the Directors shall have been elected by the stockholders, and provided further that if at any time less than a majority of the
Directors then holding office were elected by the stockholders, a stockholders' meeting shall be called as promptly as possible and, in any event, within sixty days, for the purpose of electing
Directors to fill existing vacancies.

EIGHTH:   The Corporation is expressly empowered as follows:

(A)   The Corporation may enter into a written contract or
contracts with any person, including any firm, corporation,
trust, or association in which any officer, other employee,
director or stockholder of this corporation may be interested, providing for a delegation of the management of all or part of this corporation's securities portfolio (or portfolios) and also for the delegation of the performance of administrative corporate functions, subject always to the direction of the Board of
Directors of this corporation. The compensation payable by this corporation under such contracts shall be such as is deemed fair and equitable to both parties by the said Board of Directors.
Each such contract shall in all respects be consistent with and subject to the requirements of the Investment Company Act of
1940, as amended, as then in effect and regulations of the
securities and exchange commission or any succeeding governmental authority promulgated thereunder.

(B)   The Corporation may appoint one or more distributors
or agents or both for the sale of the shares of the Corporation, may allow such person or persons a commission on the sale of such shares, and may enter into such contract or contracts with such person or persons as the Board of Directors of this Corporation in its discretion may deem reasonable and proper. Any such
contract or contracts for the sale of the shares of this
corporation may be made with any person even though such person may be an officer, other employee, director or stockholder of this corporation or a corporation, partnership, trust or
association in which any such officer, other employee, director or stockholder may be interested, or such person may be the same as that person retained pursuant to the powers granted in Section
(A) of this Article EIGHTH. Each such contract shall in all
respects be consistent with and subject to the requirements of the Investment Company Act of 1940, as amended, as then in effect and regulations of the Securities and Exchange Commission or any succeeding governmental authority promulgated thereunder.

(C)   The Corporation may employ such custodian or
custodians for the safekeeping of the property of the corporation and of its shares, such dividend disbursing agent or agents, and such transfer agent or agents and registrar or registrars for its shares, and may make and perform such contracts for the aforesaid purposes as in the opinion of the Board of Directors of this
Corporation may be reasonable, necessary or proper for the
conduct of the affairs of the Corporation, and may pay the fees and disbursements of such custodians, dividend disbursing agents,

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transfer agents, and registrars out of the income and/or any other property of the Corporation. Notwithstanding any other provisions of these articles of incorporation or the by-laws of the Corporation, the Board of Directors may cause any or all of the property of the Corporation to be transferred to, or be
acquired and held in the name of, a custodian so appointed or any nominees of this Corporation or nominee or nominees of such
custodian satisfactory to the Board of Directors of this
Corporation.

(D)   The same person, partnership (general or limited),
association, trust or corporation may be employed in any multiple capacity under subsections (A), (B) and (C) of this article
EIGHTH and may receive compensation from the Corporation in as many capacities in which such person, partnership (general or limited), association, trust or corporation shall serve the
Corporation.

NINTH:   (A) To the fullest extent that limitations on the
liability of directors and officers are permitted by the Maryland
General Corporation Law, no director or officer of the
Corporation shall have any liability to the Corporation or its stockholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

(B)   The Corporation shall indemnify and advance expenses
to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the
Maryland General Corporation Law. The Corporation shall
indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Board of Directors may by Bylaw, resolution or
agreement make further provisions for indemnification of
directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

(C)   No provision of this Article shall be effective to
protect or purport to protect any director or officer of the
Corporation against any liability to the Corporation or its
security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

(D)   References to the Maryland General Corporation Law in
this Article are to the law as from time to time amended. No further amendment to the Articles of Incorporation of the
Corporation shall affect any right of any person under this
Article based on any event, omission or proceeding prior to such amendment.

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(E)   Each provision of this Article NINTH shall be
severable from the remainder, and the invalidity of any such provision shall not affect the validity of the remainder of this
Article NINTH.

TENTH:   The Corporation may purchase and maintain insurance
on its behalf and on behalf of any person who is or was a
director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of
another corporation, partnership, trust, joint venture,
association or other enterprise against any liability asserted against him and incurred by him in any such capacity.

ELEVENTH:   In furtherance, and not in limitation, of the
powers conferred by the laws of the state of Maryland, the Board of Directors is expressly authorized:

(A)   To make, alter or repeal the by-laws of the
Corporation, except where such power is reserved by the by-laws to the stockholders, and. except as otherwise required by the
Investment Company Act of 1940, as amended.

(B)   From time to time to determine whether and to what
extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholder, and no stockholder shall have any right to inspect any account or book or document of the Corporation,
except as conferred by law or authorized by resolution of the
Board of Directors or of the stockholders.

(C)   To authorize and issue obligations of the Corporation,
secured and unsecured, without assent or vote of the
stockholders, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the property of the Corporation, real and/or personal, but only to the extent permitted by the fundamental policies of the
Corporation set out in its registration statement filed with the
Federal Securities and Exchange Commission or any succeeding governmental authority, pursuant to the Investment Company Act of
1940, as amended.

(D)   In addition to the powers and authorities granted
herein and by statute expressly conferred upon it, the Board of
Directors is authorized to exercise all such powers and do all such acts and things as may be exercised or done by the
Corporation, subject, nevertheless, to the provisions of Maryland law, these Articles of Incorporation, and the by-laws of the
Corporation.

TWELFTH:   The books of the Corporation may be kept (subject
to any provisions of Maryland law) outside the state of Maryland at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.
Elections of directors need not be by ballot unless the by-laws of the Corporation so provide.

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THIRTEENTH:   The Corporation reserves the right to
amend, alter, change or repeal any provision contained in these
Articles of Incorporation, in the manner now or hereafter
prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

FOURTEENTH:   Notwithstanding any provision of
Maryland law requiring more than a majority vote of the common stock in connection with any corporate action including, but not limited to, amendment of these Articles of Incorporation, unless otherwise provided in these Articles of Incorporation the
Corporation may take or authorize such action upon the favorable vote of the holders of a majority of the outstanding shares of common stock.

FIFTEENTH:   The duration of the Corporation shall
be perpetual.

IN WITNESS WHEREOF, the undersigned Incorporator of the
BUFFALO PREMIUM INCOME FUND, INC. who executed the foregoing
Articles of Incorporation hereby acknowledges that to the best of his knowledge the matters and facts set forth herein are true in all material respects under penalties of perjury.

Dated the 21st day of November, 1994.

/s/John G. Dyer
John G. Dyer

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